Exhibit 99.2

JOHNSON CONTROLS INTERNATIONAL PLC JOHNSON CONTROLS INTERNATIONAL PLC ONE ALBERT QUAY ALBERT QUAY, CORK, IRELAND THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY JOHNSON CONTROLS INTERNATIONAL PLC You are receiving this communication because you hold ordinary shares of Johnson Controls International plc (“Johnson Controls”). On July 24, 2015, Johnson Controls anno unced the separation of its automotive seating and interiors business from the rest of Johnson Controls by means of a spin-off into a newly-formed, publicly-traded company, Adient plc (“Adient”). To implement the separation, Johnson Controls will transfer its automotive seating and interiors businesses to Adient, and in return, Adient will issue ordinary shares to Johnson Controls shareholders, pro rata to their respective holdings. Important information regarding this separation and distribution (which we refer to as the “Spin-Off Materials”) is now available for your review. This notice provides instructions on how to gain access to the Spin-Off Materials, which are being provided for informational purposes only. This notice is not a form for voting and presents only an overview of the Spin-Off Materials, which contain important information and are available, free of charge, on the Internet or by mail. We encourage you to access the Spin-Off Materials and review them closely. The distribution of Adient ordinary shares will occur on , 2016, by way of a pro rata distribution to Johnson Controls shareholders. Each Johnson Controls shareholder will receive one Adient ordinary share for every ten shares of Johnson Controls held by such shareholder as of the close of business on , 2016, the record date for the distribution. Adient is not soliciting proxy or consent authority from shareholders in connection with the separation and distribution, and no vote of Johnson Controls shareholders is requested or required.

Important Notice Regarding the Availability of Materials JOHNSON CONTROLS INTERNATIONAL PLC You are receiving this communication because you hold securities in the company listed above. They have released informational materials that are now available for your review. This notice provides instructions on how to access JOHNSON CONTROLS INTERNATIONAL PLC materials for informational purposes only. JOHNSON CONTROLS INTERNATIONAL PLC ONE ALBERT QUAY ALBERT QUAY, CORK, IRELAND You may view the materials online at www.materials.proxyvote.com/G51502 and easily request a paper or e-mail copy (see reverse side). INSERT # HERE See the reverse side for instructions on how to access materials.

How to Access the Materials (located on the Have the information that is printed in the box marked by the arrow 3) BY E-MAIL*: [•]@www.[•].com INSERT # HERE Materials Available to VIEW or RECEIVE: INFORMATION STATEMENT How to View Online: following page) and visit: www.[•].com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.[•].com 2) BY TELEPHONE: 1-[•] * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow(located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. XXXX XXXX XXXX XXXX XXXX XXXX

You are receiving this communication because you hold ordinary shares of Johnson Controls International plc (“Johnson Controls”). On July 24, 2015, Johnson Controls announced the separation of its automotive seating and interiors business from the rest of Johnson Controls by means of a spin -off into a newly-formed, publicly-traded company, Adient plc (“Adient”). To implement the separation, Johnson Controls will transfer its automotive seating and interiors businesses to Adient, and in return, Adient will issue ordinary shares to Johnson Controls shareholders, pro rata to their respective holdings. Important information regarding this separation and distribution (which we refer to as the “Spin-Off Materials”) is now available for your review. This notice provides instructions on how to gain access to the Spin-Off Materials, which are being provided for informational purposes only. This notice is not a form for voting and presents only an overview of the Spin-Off Materials, which contain important information and are available, free of charge, on the Internet or by mail. We encourage you to access the Spin-Off Materials and review them closely. The distribution of Adient ordinary shares will occur on , 2016, by way of a pro rata distribution to Johnson Controls shareholders. Each Johnson Controls shareholder will receive one Adient ordinary share for every ten ordinary shares of Johnson Controls held by such shareholder as of the close of business on , 2016, the record date for the distribution. Adient is not soliciting proxy or consent authority from shareholders in connection with the separation and distribution, and no vote of Johnson Controls shareholders is requested or required. INSERT # HERE

THIS PAGE WAS INTENTIONALLY LEFT BLANK INSERT # HERE